                                                                    Exhibit 4.01

================================================================================

                           NEXTMEDIA OPERATING, INC.,
                                    as Issuer

                     The SUBSIDIARY GUARANTORS named herein,
                                  as Guarantors

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

                                    INDENTURE

                            Dated as of July 5, 2001

                    10.75% Senior Subordinated Notes due 2011

================================================================================

                              CROSS-REFERENCE TABLE
                              ---------------------

        TIA                                                       Indenture
      Section                                                      Section
     ----------                                               ------------------
     310 (a)(1).............................................. 7.11
         (a)(2).............................................. 7.11
         (a)(3).............................................. N.A.
         (a)(4).............................................. N.A.
         (a)(5).............................................. 7.08; 7.11
         (b)................................................. 7.08; 7.11; 12.02
         (c)................................................. N.A.
     311 (a)................................................. 7.12
         (b)................................................. 7.12
         (c)................................................. N.A.
     312 (a)................................................. 2.05
         (b)................................................. 12.03
         (c)................................................. 12.03
     313 (a)................................................. 7.06
         (b)(1).............................................. N.A.
         (c)................................................. 7.06; 12.02
         (d)................................................. 7.06
     314 (a)................................................. 4.07; 4.08; 12.02
         (b)................................................. N.A.
         (c)(1).............................................. 12.04
         (c)(2).............................................. 12.04
         (c)(3).............................................. N.A.
         (d)................................................. N.A.
         (e)................................................. 12.05
         (f)................................................. N.A.
     315 (a)................................................. 7.01(b)
         (b)................................................. 7.05; 12.02
         (c)................................................. 7.01(a)
         (d)................................................. 7.01(c)
         (e)................................................. 6.12
     316 (a)(1)(A)........................................... 6.05
         (a)(1)(B)........................................... 6.04
         (a)(2).............................................. N.A.
         (b)................................................. 6.08
         (c)................................................. 9.04
     317 (a)(1).............................................. 6.09
         (a)(2).............................................. 6.10
         (b)................................................. 2.04
     318 (a)................................................. 12.01
         (c)................................................. 12.01

----------
N.A. means not applicable.

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                                TABLE OF CONTENTS

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ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE...............................................   1

         SECTION 1.01   Definitions .................................................................   1

         SECTION 1.02   Incorporation by Reference of TIA ............................................ 21

         SECTION 1.03   Rules of Construction ........................................................ 22

         SECTION 1.04   One Class of Securities ...................................................... 22

ARTICLE TWO THE NOTES ................................................................................ 23

         SECTION 2.01   Form and Dating .............................................................. 23

         SECTION 2.02   Execution and Authentication; Aggregate Principal Amount ..................... 23

         SECTION 2.03   Registrar and Paying Agent ................................................... 24

         SECTION 2.04   Paying Agent To Hold Assets in Trust ......................................... 25

         SECTION 2.05   Noteholder Lists ............................................................. 25

         SECTION 2.06   Replacement Notes ............................................................ 25

         SECTION 2.07   Outstanding Notes ............................................................ 26

         SECTION 2.08   Treasury Notes ............................................................... 26

         SECTION 2.09   Temporary Notes .............................................................. 26

         SECTION 2.10   Cancellation ................................................................. 27

         SECTION 2.11   Defaulted Interest ........................................................... 27

         SECTION 2.12   CUSIP Number ................................................................. 27

         SECTION 2.13   Deposit of Moneys ............................................................ 27

ARTICLE THREE REDEMPTION ............................................................................. 28

         SECTION 3.01   Notices to Trustee ........................................................... 28

         SECTION 3.02   Selection of Notes To Be Redeemed ............................................ 28

         SECTION 3.03   Notice of Redemption ......................................................... 28

         SECTION 3.04   Effect of Notice of Redemption ............................................... 29

         SECTION 3.05   Deposit of Redemption Price .................................................. 30

         SECTION 3.06   Notes Redeemed in Part ....................................................... 30

         SECTION 3.07   Optional Redemption .......................................................... 30

ARTICLE FOUR COVENANTS ............................................................................... 30

         SECTION 4.01   Payment of Notes ............................................................. 30

         SECTION 4.02   Maintenance of Office or Agency .............................................. 31
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         SECTION 4.03   Corporate Existence .......................................................... 31

         SECTION 4.04   Payment of Taxes and Other Claims ............................................ 31

         SECTION 4.05   Maintenance of Properties and Insurance ...................................... 32

         SECTION 4.06   Compliance Certificate; Notice of Default .................................... 32

         SECTION 4.07   Compliance with Laws ......................................................... 33

         SECTION 4.08   SEC Reports .................................................................. 33

         SECTION 4.09   Waiver of Stay, Extension or Usury Laws ...................................... 34

         SECTION 4.10   Limitation on Restricted Payments ............................................ 34

         SECTION 4.11   Limitation on Restrictions on Distributions from Restricted Subsidiaries ..... 36

         SECTION 4.12   Limitations on Affiliate Transactions ........................................ 37

         SECTION 4.13   Limitation on Indebtedness ................................................... 38

         SECTION 4.14   Change of Control ............................................................ 40

         SECTION 4.15   Limitation on Sales of Assets ................................................ 42

         SECTION 4.16   Future Guarantors ............................................................ 45

         SECTION 4.17   Limitation on Liens .......................................................... 45

         SECTION 4.18   Limitation on Preferred Stock of Restricted Subsidiaries ..................... 46

         SECTION 4.19   Prohibition on Incurrence of Senior Subordinated Indebtedness ................ 46

         SECTION 4.20   Limitation on Sale/Leaseback Transactions .................................... 46

         SECTION 4.21   Limitation on Business Activities ............................................ 46

ARTICLE FIVE SUCCESSOR CORPORATION ................................................................... 47

         SECTION 5.01   Merger, Consolidation and Sale of Assets ..................................... 47

         SECTION 5.02   Successor Corporation Substituted for the Company ............................ 48

         SECTION 5.03   Merger, Consolidation and Sale of Assets of Any Subsidiary Guarantor ......... 48

         SECTION 5.04   Successor Corporation Substituted for Subsidiary Guarantor ................... 48

ARTICLE SIX DEFAULT AND REMEDIES ..................................................................... 49

         SECTION 6.01   Events of Default ............................................................ 49

         SECTION 6.02   Acceleration ................................................................. 51

         SECTION 6.03   Other Remedies ............................................................... 51

         SECTION 6.04   Waiver of Past Defaults ...................................................... 51

         SECTION 6.05   Control by Majority .......................................................... 52
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         SECTION 6.06   Notice of Default ............................................................ 52

         SECTION 6.07   Limitation on Suits .......................................................... 52

         SECTION 6.08   Rights of Holders To Receive Payment ......................................... 53

         SECTION 6.09   Collection Suit by Trustee ................................................... 53

         SECTION 6.10   Trustee May File Proofs of Claim ............................................. 53

         SECTION 6.11   Priorities ................................................................... 53

         SECTION 6.12   Undertaking for Costs ........................................................ 54

         SECTION 6.13   Rights and Remedies Cumulative ............................................... 54

         SECTION 6.14   Delay or Omission Not Waiver ................................................. 54

ARTICLE SEVEN TRUSTEE ................................................................................ 55

         SECTION 7.01   Duties of Trustee ............................................................ 55

         SECTION 7.02   Rights of Trustee ............................................................ 56

         SECTION 7.03   Individual Rights of Trustee ................................................. 57

         SECTION 7.04   Trustee's Disclaimer ......................................................... 57

         SECTION 7.05   Notice of Defaults ........................................................... 57

         SECTION 7.06   Reports by Trustee to Holders ................................................ 58

         SECTION 7.07   Compensation and Indemnity ................................................... 58

         SECTION 7.08   Replacement of Trustee ....................................................... 59

         SECTION 7.09   Successor Trustee by Merger, Etc. ............................................ 60

         SECTION 7.10   Trustee's Capital and Surplus ................................................ 60

         SECTION 7.11   Eligibility; Disqualification ................................................ 60

         SECTION 7.12   Preferential Collection of Claims Against Company ............................ 60

         SECTION 7.13   Delay or Omission Not Waiver ................................................. 60

ARTICLE EIGHT DISCHARGE OF INDENTURE; DEFEASANCE ..................................................... 61

         SECTION 8.01   Termination of Company's Obligations ......................................... 61

         SECTION 8.02   Defeasance and Discharge of Indenture ........................................ 62

         SECTION 8.03   Defeasance of Certain Obligations ............................................ 64

         SECTION 8.04   Application of Trust Money ................................................... 65

         SECTION 8.05   Repayment to Company ......................................................... 65

         SECTION 8.06   Reinstatement .................................................................65
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ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS ..................................................... 66

         SECTION 9.01   Without Consent of Holders ................................................... 66

         SECTION 9.02   With Consent of Holders ...................................................... 67

         SECTION 9.03   Compliance with TIA .......................................................... 68

         SECTION 9.04   Revocation and Effect of Consents ............................................ 68

         SECTION 9.05   Notation on or Exchange of Notes ............................................. 69

         SECTION 9.06   Trustee To Sign Amendments, Etc. ............................................. 69

ARTICLE TEN GUARANTEES ............................................................................... 69

         SECTION 10.01  Unconditional Guarantee ...................................................... 69

         SECTION 10.02  Severability ................................................................. 70

         SECTION 10.03  Release of Subsidiary Guarantor from the Guarantee ........................... 71

         SECTION 10.04  Limitation on Amount Guaranteed .............................................. 71

         SECTION 10.05  Waiver of Subrogation ........................................................ 71

         SECTION 10.06  Execution of Guarantee ....................................................... 72

         SECTION 10.07  Waiver of Stay, Extension or Usury Laws ...................................... 72

         SECTION 10.08  Subordination of Subsidiary Guarantee ........................................ 72

ARTICLE ELEVEN SUBORDINATION ......................................................................... 73

         SECTION 11.01  Notes Subordinated to Senior Indebtedness .................................... 73

         SECTION 11.02  Suspension of Payment When Senior Indebtedness Is in Default ................. 73

         SECTION 11.03. Obligations Subordinated to Prior Payment of All Senior Indebtedness
                          on Dissolution, Liquidation or Reorganization of Company.................... 75

         SECTION 11.04  Payments May Be Paid Prior to Dissolution .................................... 76

         SECTION 11.05  Holders To Be Subrogated to Rights of Holders of Senior Indebtedness. ........ 77

         SECTION 11.06  Obligations of the Company Unconditional ..................................... 77

         SECTION 11.07  Reliance on Judicial Order or Certificate of Liquidating Agent ............... 77

         SECTION 11.08  Subordination Rights Not Impaired by Acts or Omissions of the
                          Company or Holders of Senior Indebtedness .................................. 78

         SECTION 11.09  Holders Authorize Trustee To Effectuate Subordination of Obligations ......... 78

         SECTION 11.10  This Article Eleven Not To Prevent Events of Default ......................... 79

         SECTION 11.11  Amendments or Modifications To Article Eleven ................................ 79

         SECTION 11.12  Acceleration of Notes ........................................................ 79

         SECTION 11.13  Notice to Trustee; Rights of Trustee and Paying Agent ........................ 80
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ARTICLE TWELVE MISCELLANEOUS ......................................................................... 80

         SECTION 12.01  TIA Controls ................................................................. 80

         SECTION 12.02  Notices ...................................................................... 81

         SECTION 12.03  Communications by Holders with Other Holders ................................. 82

         SECTION 12.04  Certificate and Opinion as to Conditions Precedent ........................... 82

         SECTION 12.05  Statements Required in Certificate or Opinion ................................ 82

         SECTION 12.06  Rules by Trustee, Paying Agent, Registrar .................................... 83

         SECTION 12.07  Payment Date Other Than a Business Day ....................................... 83

         SECTION 12.08  Governing Law ................................................................ 83

         SECTION 12.09  No Adverse Interpretation of Other Agreements ................................ 84

         SECTION 12.10  No Recourse Against Others ................................................... 84

         SECTION 12.11  Successors ................................................................... 84

         SECTION 12.12  Multiple Originals ........................................................... 84

         SECTION 12.13  Severability ................................................................. 84

         SECTION 12.14  Table of Contents, Cross-Reference Table and Headings ........................ 84

         SECTION 12.15  Waiver of Jury Trial ......................................................... 84


SIGNATURES .......................................................................................... S-1

APPENDICES
----------

RULE 144A/REGULATION S APPENDIX
   Exhibit 1 -- Legends

EXHIBITS
--------

EXHIBIT A -- Form of Initial Note
EXHIBIT B -- Form of Exchange Note and Private Exchange Note
EXHIBIT C -- Form of Guarantee

          INDENTURE, dated as of July 5, 2001, among NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Company"), the Subsidiary Guarantors named herein
                             -------
(the "Subsidiary Guarantors") and U.S. BANK TRUST NATIONAL ASSOCIATION, a
      ---------------------
national banking association, as Trustee (the "Trustee").
                                               -------

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.
              -----------

          "Acquired Indebtedness" of any Person means Indebtedness of any other
           ---------------------
Person existing at the time such other Person merged with or into such Person or became a Restricted Subsidiary of such Person or assumed by such Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such first Person or becoming a Restricted Subsidiary of such first Person or such acquisition.

          "Additional Assets" means
           -----------------

          (1) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Permitted Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2)
--------  -------
or (3) above is primarily engaged in a Permitted Business.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean
           -------------------
the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding

Indebtedness in respect of the Subsidiary Guarantee, as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person, directly
           ---------
or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this Indenture, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Affiliate Transaction" has the meaning provided in Section 4.12.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Asset Disposition" means any sale, lease, transfer, assignment or
           -----------------
other disposition (or series of related sales, leases, transfers, assignments or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of
                                                      -----------

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

provided, however, that Asset Dispositions shall not include (a) a disposition
--------  -------
by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (c) for purposes of Section 4.15 only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.11; (d) disposition of assets with a fair market value of less than $500,000; and (e) disposals or replacements of obsolete equipment in the ordinary course of business.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means,
           -----------------
as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Authenticating Agent" has the meaning provided in Section 2.02.
           --------------------

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Indebtedness or Preferred Stock, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (y) the sum of all such payments.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any committee thereof duly authorized to act on behalf of such Board.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligations" means an obligation that is required to be
           -------------------------
classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether or not voting) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (other than the

     Permitted Holders) (for the purpose of this clause (1) a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved or ratified by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of the Board of Directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

          "Change of Control Offer" has the meaning provided in Section 4.14.
           -----------------------

          "Change of Control Payment Date" has the meaning provided in Section
           ------------------------------
4.14.

          "Change of Control Purchase Price" has the meaning specified in
           --------------------------------
Section 4.14.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it and thereafter means such successor.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of

          (1) Consolidated Net Income and

          (2) to the extent Consolidated Net Income has been reduced thereby,
     (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (b) Consolidated Interest Expense and (c) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person, for
           -----------------------------
any period, the consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount (other than to the extent arising from the Incurrence of Indebtedness together with the issuance of another security as part of an interest unit), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments, if any, pursuant to Hedging Obligations).

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:
           --------

          (1) after-tax items classified as extraordinary or nonrecurring gains or losses;

          (2) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, other than as permitted by Section 4.11;

          (4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person;

          (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (7) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans.

          "Consolidated Net Worth" of any Person means the consolidated
           ----------------------
stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

          "Consolidated Non-Cash Charges" means, with respect to any Person for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses (including non-cash compensation) of such Person and its Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Covenant Defeasance" has the meaning provided in Section 8.03.
           -------------------

          "Credit Facility" means the credit agreement dated as of July 31, 2000
           ---------------
among NextMedia Group, Inc., the Company, the lenders from time to time party thereto in their respective capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means in respect of a Person, any foreign
           ------------------
exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Depositary" or "DTC" means The Depository Trust Company, its nominees
           ----------      ---
and their respective successors.

          "Designated Senior Indebtedness" means
           ------------------------------

          (1) the Indebtedness under the Credit Facility; and

          (2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event

          (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

          (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the sole option of the holder thereof, in whole or in part,

in each case on or prior to the Stated Maturity of the Notes; provided, however,
                                                              --------  -------
that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock, upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes, shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections 4.14 and 4.15; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, validly including the purchase of any Notes tendered pursuant thereto.

          "Event of Default" has the meaning provided in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Notes" has the meaning provided in the Appendix.
           --------------

          "fair market value" means, with respect to any asset or property, a
           -----------------
price that could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Unless stated otherwise in this Indenture, fair market value shall be determined by Officers of the Company acting in good faith and certified to in an Officers' Certificate.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

          "Global Securities" has the meaning provided in Section 2.02.
           -----------------

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) for the purpose of assuring the lender under such Indebtedness of the payment of such Indebtedness, or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is
           ------      ----------
registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become
           -----
liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of
           ------------
determination (without duplication):

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all Obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7) all Obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (8) all Obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

          (9) to the extent not otherwise included in this definition, Obligations under Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Initial Notes" has the meaning provided in the Appendix.
           -------------

          "Initial Purchasers" has the meaning provided in the Appendix.
           ------------------

          "Interest Payment Date" means each of January 1 and July 1, commencing
           ---------------------
on January 1, 2002.

          "Interest Rate Agreement" means in respect of a Person any interest
           -----------------------
rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "Investment" by any Person in any other Person means, with respect to
           ----------
any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such other Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.10,

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means the date on which the Notes are originally issued.
           ----------

          "Legal Defeasance" has the meaning provided in Section 8.02.
           ----------------

          "Leverage Ratio" shall mean the ratio of (i) the aggregate outstanding
           --------------
amount of Indebtedness of the Company and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Preferred Stock of the Company's Restricted Subsidiaries (except Preferred Stock issued to the Company or a Wholly Owned Restricted Subsidiary of the Company) on such date to (ii) the Consolidated EBITDA of the Company for the four full fiscal quarters (the "Four Quarter
                                                              ------------
Period") ending on or prior to the date of determination.
------

          For purposes of this definition, (i) the amount of Indebtedness that is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Restricted Subsidiaries and the aggregate liquidation preference of all outstanding Preferred Stock of the Company's Restricted Subsidiaries that are not Subsidiary Guarantors for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and Preferred Stock giving rise to the need to perform such calculation had been Incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being Incurred or Preferred Stock is being issued had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to (i) the Incurrence of the Indebtedness of such Person and its Restricted Subsidiaries and the issuance of the Preferred Stock of such Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any Incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the Incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such Incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period and (ii) any asset dispositions or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such asset acquisition) Incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated EBITDA associated with such asset acquisition (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets that are the subject of the asset acquisition or asset disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of determination, as if such asset disposition or asset acquisition (including the Incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof and any agreement to give any security interest).

          "Maturity Date" means July 1, 2011.
           -------------

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received), in each case net of

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition, and

          (4) the deduction of appropriate amounts provided by the seller as a contractual escrow account as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          The amounts in clauses (1) through (4) above, to the extent estimates are necessary, shall be estimated reasonably and in good faith by the Company.

          "Net Available Cash Offer" has the meaning provided in Section 4.15.
           ------------------------

          "Net Available Cash Offer Amount" has the meaning provided in Section
           -------------------------------
4.15.

          "Net Available Cash Offer Payment Date" has the meaning provided in
           -------------------------------------
Section 4.15.

          "Net Available Cash Offer Trigger Date" has the meaning provided in
           -------------------------------------
Section 4.15.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital
           -----------------
Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Notes" means the Initial Notes, the Exchange Notes and the Private
           -----
Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Circular" means the Offering Circular dated June 28, 2001,
           -----------------
pursuant to which the $200 million aggregate principal amount of 10.75% Series A Senior Subordinated Notes due 2011 in the form of Initial Notes were offered, and any supplement thereto.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Senior Vice President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Controller, the

Treasurer or the Secretary of such Person, or any other officer designated by the board of directors of such Person serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, to the extent they relate to the making of an Officers' Certificate.

          "Offshore Physical Securities" has the meaning provided in Section
           ----------------------------
2.02.

          "Opinion of Counsel" means a written opinion, which may be subject to
           ------------------
customary assumptions and exclusions from legal counsel, who may be an employee or counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.04 and 12.05, to the extent they relate to the giving of an Opinion of Counsel.

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Permitted Business" means radio and outdoor advertising and related
           ------------------
businesses, as determined in good faith by the Company.

          "Permitted Holders" shall mean, together, Carl E. Hirsch, Steven
           -----------------
Dinetz, Thomas Weisel Capital Partners, L.P., Alta Communications and Weston Presidio Capital III, L.P. and their respective principals and Affiliates.

          "Permitted Interest Rate or Currency Agreement" of any Person means
           ---------------------------------------------
any Interest Rate or Currency Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby, or in the case of currency protection agreements, against currency exchange rate fluctuations relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

          "Permitted Investment" means an Investment by the Company or any
           --------------------
Restricted Subsidiary in

          (1) the Company, a Subsidiary Guarantor, another Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such
                            --------  -------
     Restricted Subsidiary is a Permitted Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, a Subsidiary Guarantor or another Restricted Subsidiary; provided, however, that such Person's
                                    --------  -------
     primary business is a Permitted Business;

          (3) Temporary Cash Investments;

          (4) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (5) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $2.0 million at any one time outstanding;

          (6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (7) any investment made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.15;

          (8) Investments in Permitted Interest Rate or Currency Agreements;

          (9) Investments represented by Guarantees that are otherwise permitted under this Indenture;

          (10) Investments the payment for which is Capital Stock (other than Disqualified Stock) of the Company or NextMedia Group, Inc.; and

          (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of this Indenture, not to exceed $10.0 million.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock," as applied to the Capital Stock of any Person,
           ---------------
means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Private Exchange Notes" has the meaning provided in the Appendix.
           ----------------------

          "Public Equity Offering" means an underwritten primary public offering
           ----------------------
of common stock of the Company or NextMedia Group, Inc. pursuant to an effective registration statement under the Securities Act; provided, however, that in the
                                                 --------  -------
event of a Public Equity Offering by NextMedia Group, Inc., the proceeds thereof are contributed to the Company.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price," when used with respect to any Note to be redeemed,
           ----------------
means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "Refinance" means, in respect of any Indebtedness, to refinance,
           ---------
extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any
           ------------------------
Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to paragraph (a) or clauses (3), (4) or (9) of Section 4.13; provided, however,
                                                          --------  -------
that

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (x)
--------  -------  -------
Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registrar" has the meaning provided in Section 2.03.
           ---------

          "Registration Rights Agreement" has the meaning set forth in the
           -----------------------------
Appendix.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Indebtedness; provided
                                                                    --------
that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the

Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Restricted Payment" with respect to any Person means
           ------------------

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (4) the making of any Investment in any Person (other than a Permitted Investment).

          "Restricted Subsidiary" means any Subsidiary of the Company that is
           ---------------------
not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Sale/Leaseback Transaction" means an arrangement relating to property
           --------------------------
now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Senior Indebtedness" means the principal of, premium, if any, and
           -------------------
interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or the Subsidiary Guarantee, as applicable. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations (including Guarantees thereof) of every nature of the Company or a Subsidiary Guarantor under the Credit Facility, including, without limitation, obligations (including Guarantees) to pay principal, premium (if any) and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (2) all obligations under Interest Rate Agreements (including Guarantees thereof); and

          (3) all obligations under Currency Agreements (including Guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter Incurred.

          Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

          (1) any Indebtedness of the Company to a Subsidiary of the Company or any Indebtedness of a Subsidiary Guarantor to the Company or another Subsidiary of the Company;

          (2) any Indebtedness to, or guaranteed on behalf of, any director, officer or employee, in such capacities, of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts Incurred (but not under the Credit Facility) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor;

          (6) that portion of any Indebtedness incurred in violation of Section
     4.13 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.13);

          (7) Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or a Subsidiary Guarantor.

          "Senior Subordinated Indebtedness" means (i) with respect to the
           --------------------------------
Company, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to have the same rank as the Subsidiary Guarantees in right of payment and is not subordinated by its term in right or payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness.

          "Significant Subsidiary" means any Restricted Subsidiary that would be
           ----------------------
a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company
           -----------------------
(whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

          "Subsidiary" means, in respect of any Person, any corporation,
           ----------
association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

          "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of
           --------------------
the Company's obligations with respect to the Notes.

          "Subsidiary Guarantor" means (1) each of NextMedia Licensing, Inc.,
           --------------------
NextMedia Outdoor, Inc., NextMedia Franchising, Inc. and NextMedia Outdoor, LLC and (2) any other Person organized under the laws of the United States or any state of the United States or District of Columbia that becomes a Restricted Subsidiary of the Company and provides a Guarantee under the Credit Facility that pursuant to Section 4.16 or otherwise in the future executes a supplemental indenture in which such Restricted Subsidiary unconditionally guarantees, jointly and severally, on a senior subordinated basis the Company's obligations under the Notes and this Indenture; provided that any Person constituting a
                                    ---------
Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.

          "Successor Company" shall have the meaning provided in Section 5.01.
           -----------------

          "Temporary Cash Investments" means any of the following:
           --------------------------

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (3) repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

          (4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,

          (5) investments in securities with maturities of 360 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and

          (6) investments in money market funds of the type described in clauses
     (1) though (5) above.

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
           ---
Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

          "Trust Officer" means any authorized officer of the Trustee assigned
           -------------
by the Trustee to administer this Indenture, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" means
           -----------------------

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and

          (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Restricted Subsidiary) to be an Unrestricted Subsidiary unless, at the time of such designation, such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Restricted Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so
            --------  -------
designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted by Section 4.10 or as a Permitted Investment.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect
                         --------  -------
to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.13(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in
           ----------------------
a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street
                                                             ---------------
Journal in the "Exchange Rates" column under the heading "Currency Trading" on
-------
the date two Business Days prior to such determination.

          Except as described in Section 4.13, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" of a Person means all classes of Capital Stock or other
           ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary, all the
           -----------------------
Capital Stock of which (other than directors' qualifying shares and, in the case of a non-U.S. Restricted Subsidiary, nominal shares required to be held by foreign nationals) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02. Incorporation by Reference of TIA.
              ----------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03 Rules of Construction.
             ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive related events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) all accounting terms shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

          (8) reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

SECTION 1.04. One Class of Securities.
              -----------------------

          The Initial Notes, the Private Exchange Notes, if any, and the Exchange Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes, if any, or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.

                                  ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating.
              ---------------

          (a) Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and
                               --------
expressly made a part of this Indenture. The Initial Notes and the corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the Private Exchange Notes and the
---------
corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or
            ---------
endorsements required by law, stock exchange rule, agreements to which the Company are subject, if any, or depositary rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          (b) The terms and provisions contained in the Appendix and in the forms of the Notes, annexed hereto as Exhibits A and B, shall constitute, and
                                      ----------     -
are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.
              --------------------------------------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          On the Issue Date, the Trustee shall authenticate and deliver $200.0 million of 10.75% Series A Senior Subordinated Notes due 2011 in the form of Initial Notes. In addition, at any time, and from time to time, the Trustee shall authenticate and deliver additional Notes upon a written notice of the Company, for original issuance in the aggregate principal amount specified in such order; provided, however, that such amount shall not exceed $300.0 million
            --------  -------
(except as provided in Section 2.06); provided further that Exchange Notes and
                                      -------- -------
Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of such Initial Notes of a like aggregate principal amount. Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee may appoint an authenticating agent (the "Authenticating
                                                                --------------
Agent") reasonably acceptable to the Company to authenticate Notes. Unless
-----
otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent with respect to the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A ("Global Securities"),
                                                         -----------------
deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in the Appendix. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A-1 ("Offshore Physical Securities").
                                           ----------------------------

SECTION 2.03. Registrar and Paying Agent.
              --------------------------

          The Company shall maintain or designate an office or agency in accordance with Section 4.02 (that shall be located in the Borough of Manhattan in the City of New York, State of New York and that may be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and Notes may be presented or surrendered
                           ---------
for payment ("Paying Agent"). The Registrar shall keep a register of the Notes
              ------------
and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. Either the Company or any of its Affiliates may act as Paying Agent or Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Depository Trust Company as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

SECTION 2.04. Paying Agent To Hold Assets in Trust.
              ------------------------------------

          The Company shall require each Paying Agent (other than the Trustee) to agree in writing to hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company, the Subsidiary Guarantors or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company or the Subsidiary Guarantors (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and to account for any assets disbursed. The Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company, the Subsidiary Guarantors or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Noteholder Lists.
              ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each record date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. Replacement Notes.
              -----------------

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.07. Outstanding Notes.
              -----------------

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.08, a Note does not cease to be outstanding because the Company, any Subsidiary Guarantor or any of their respective Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.06 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.06.

          Except as otherwise provided in Article Eight of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.08. Treasury Notes.
              --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any Subsidiary Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall promptly give the Trustee written notice upon the acquisition by the Company, any Subsidiary Guarantor or any of their respective Affiliates of any Notes.

SECTION 2.09. Temporary Notes.
              ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a written order by the Company, authenticate temporary Notes. The Company's order to authenticate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

SECTION 2.10. Cancellation.
              ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.06, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

SECTION 2.11. Defaulted Interest.
              ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special
                                                --------
record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12. CUSIP Number.
              ------------

          The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be
                          --------
made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.13. Deposit of Moneys.
              -----------------

          Prior to 10:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.
              ------------------

          If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture and Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 at least 45 but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02. Selection of Notes To Be Redeemed.
              ---------------------------------

          If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable
               --- ----
manner chosen at the discretion of the Trustee; provided, however, that if a
                                                --------  -------
partial redemption is made with the Net Cash Proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise
                         --- ----
prohibited.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.
              --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.

          Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes and/or Section of this Indenture pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (8) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made on a pro rata basis, the identification of the particular Notes (or portion thereof) to be redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

SECTION 3.04. Effect of Notice of Redemption.
              ------------------------------

          Once a notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date payable thereon, if any. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.
              ---------------------------

          On or before 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with Trustee or Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Trustee or Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.
              ----------------------

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.
              -------------------

          The Notes shall not be redeemable at the Company's option except as set forth in the optional redemption provisions set forth in Paragraph 5 of the Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.
              ----------------

          The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, any Subsidiary Guarantor or any of their respective Affiliates) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal and on overdue installments of interest, in each case, to the extent lawful, at the rate per annum specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.
              -------------------------------

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or recission shall in any manner
              --------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or recission and of any change in the location of any such other office or agency.

          The Company hereby designates the corporate trust office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03. Corporate Existence.
              -------------------

          Except as otherwise permitted by Article Five, the Company shall do or shall cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, limited liability company or partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company or
                                         --------  -------
any Restricted Subsidiary shall not be required to preserve any right or franchise, or the corporate, limited liability company, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall in its sole discretion determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04. Payment of Taxes and Other Claims.
              ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, could reasonably be expected by law to become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay
              --------  -------
or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

SECTION 4.05. Maintenance of Properties and Insurance.
              ---------------------------------------

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its or their material properties in good working order and condition (subject to ordinary wear and tear and damage by casualty) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall
                      --------  -------
prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its or their properties, if such discontinuance is, in the good faith judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

          (b) The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Company is adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries.

SECTION 4.06. Compliance Certificate; Notice of Default.
              -----------------------------------------

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, neither the Company nor any Subsidiary Guarantor is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Subsidiary Guarantor is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.08 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article Four or Article Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

          (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.07. Compliance with Laws.
              --------------------

          The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its and their respective businesses and the ownership of its and their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08. SEC Reports.
              -----------

          Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC's rules and regulations (or, if the Exchange Offer Registration Statement shall not yet have been declared effective, within 15 days of such dates):

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          The information contained in the Exchange Offer Registration Statement will be deemed to satisfy the foregoing requirements.

          In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial owner of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such Holder.

SECTION 4.09. Waiver of Stay, Extension or Usury Laws.
              ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10. Limitation on Restricted Payments.
              ---------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Issue Date would exceed the sum of, without duplication:

               (A) (x) 100% of the aggregate Consolidated EBITDA of the Company (or, in the event such Consolidated EBITDA shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) from the fiscal quarter commencing immediately prior to the Issue Date to the most recent date for which financial information is available to the Company, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period;

               (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

               (C) 100% of the aggregate Net Cash Proceeds received by the Company as a capital contribution subsequent to the Issue Date; and

               (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments (valued at the lower of fair market value and the amount of the initial Investment) by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued at the fair market value thereof) and the amount of the initial Investment(s) previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments.

          (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (1) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted;

          (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Capital Stock (other than Disqualified Stock) of the Company or (ii) through the application of Net Cash Proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) or as a capital contribution in respect of shares of Capital Stock (other than Disqualified Stock) of the Company;

          (3) the acquisition of any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee, as the case may be, either (i) solely in exchange for shares of Capital Stock (other than Disqualified Stock) of the Company, or (ii) through the application of Net Cash Proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Capital Stock other than Disqualified Stock of the Company or (b) Refinancing Indebtedness;

          (4) if no Default or Event of Default shall have occurred and be continuing, dividends or distributions to NextMedia Group, Inc. to permit it to repurchase common stock of NextMedia Group, Inc. or purchases by the Company of such common stock (or options or warrants to purchase such common stock) from directors, officers and employees of NextMedia Group, Inc. or the Company or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $2.5 million;

          (5) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for equity interests of the Company or NextMedia Group, Inc.;

          (6) the making of any payment of any dividend or distribution by the Company to NextMedia Group, Inc. for its bona fide costs and operating expenses directly related to the operations of the Company and the Restricted Subsidiaries in an amount not to exceed $2.0 million in any calendar year; and

          (7) the making of any payment of any dividend or distribution by the Company to NextMedia Group, Inc. to pay taxes in an amount not to exceed the amount the Company would be required to pay on a stand-alone basis.

          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a) and (4) shall be included in such calculation.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this covenant to be determined shall be determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the transfer agent.

SECTION 4.11. Limitation on Restrictions on Distributions
              from Restricted Subsidiaries.
              -------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary except:

          (1) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

          (2) any encumbrance or restriction pursuant to the Credit Facility or an agreement governing other Senior Indebtedness permitted to be Incurred under this Indenture; provided that, with respect to any agreement
                           --------
     governing such other Senior Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Board of Directors in its reasonable and good faith judgment than the provisions contained in the Credit Facility as in effect on the Issue Date;

          (3) the Notes and this Indenture;

          (4) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (5) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (4) of this Section 4.11 or this clause (5) or contained in any amendment to an agreement referred to in clause (1), (2) or (4) of this covenant or this clause (5); provided, however, that the
                                                 --------  -------
     encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (6) any encumbrance or restriction consisting of customary non-assignment provisions in any contract or in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (7) in the case of (c) above, restrictions contained in security agreements, mortgages or other arrangements securing Indebtedness or other obligations of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or other arrangements;

          (8) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (9) any encumbrance or restriction in respect of any Indebtedness of a Subsidiary Guarantor permitted to be Incurred under this Indenture.

SECTION 4.12. Limitations on Affiliate Transactions.
              -------------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof
     ---------------------

          (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, (x) are set forth in writing and (y) have been approved by a majority of the disinterested members of the Board of Directors, if any; and

          (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (1) any Permitted Investment and any Restricted Payment permitted to be paid pursuant to Section 4.10;

          (2) any employment agreement or employee benefit arrangement with any officer or director entered into in the ordinary course of business;

          (3) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

          (4) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; provided that such
                                                    --------
     transactions are not otherwise prohibited by this Indenture;

          (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (6) indemnification of officers and directors of the Company or any Restricted Subsidiary pursuant to bylaws, statutory provisions or reasonable and customary indemnification agreements; and

          (7) any transaction pursuant to agreements in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date.

SECTION 4.13. Limitation on Indebtedness.
              --------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that the Company
                                            --------  -------
and the Subsidiary Guarantors may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such Incurrence, become a Subsidiary Guarantor may incur Acquired Indebtedness, in each case if, on the date of such Incurrence and after giving effect thereto on a pro forma
                                 --- -----
basis no Default or Event of Default has occurred and is continuing and the Company's Leverage Ratio is less than 7.0 to 1.0.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries, as applicable, may Incur any or all of the following
Indebtedness:

          (1) Indebtedness Incurred pursuant to the Credit Facility; provided
                                                                     --------
     that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $125.0 million less the amount of any mandatory permanent repayments of revolving loans made by the Company thereunder (which are accompanied by a corresponding permanent commitment reduction) with the Net Available Cash from Asset Sales;

          (2) intercompany Indebtedness between or among the Company and a Restricted Subsidiary; provided, however, that (A) any subsequent issuance
                            --------  -------
     or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, a Restricted Subsidiary or the holder of a Lien permitted under this Indenture) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

          (3) the Notes and the Subsidiary Guarantees;

          (4) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness described in clause
     (1), (2) or (3) of this clause (b), less the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (5) Indebtedness consisting of Permitted Interest Rate or Currency Agreements;

          (6) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; provided that, in the case of a guarantee by a
                           --------
     Restricted Subsidiary, such Restricted Subsidiary complies with Section
     4.16 to the extent applicable;

          (7) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

          (8) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (9) Refinancing Indebtedness in respect of Indebtedness Incurred; and

          (10) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Credit Facility).

          (c) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) or (b) above, the Company, in its sole discretion, may divide and classify (and later reclassify, in whole or in part, if at the time of reclassification the Company could Incur the item of Indebtedness being reclassified under the clauses to which it is being so reclassified) such item of Indebtedness as being Incurred pursuant to paragraph (a), one or more of the above clauses of paragraph (a) or
(b) or any combination of the foregoing. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 4.13.

SECTION 4.14. Change of Control.
              -----------------

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in
                                -----------------------
cash (the "Change of Control Purchase Price") equal to 101% of the principal
           --------------------------------
amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date") and stating:
                ------------------------------

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at the Change of Control Purchase Price in cash equal to 101% of the principal amount (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

          (3) that any Note not tendered will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

          (5) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in integral multiples of $1,000;

          (6) that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (7) that a Holder will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

          (8) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

          (c) Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

          (1) repay in full and terminate all commitments under Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to (and terminate the commitments of) each lender that has accepted such offer; or

          (2) obtain the requisite consents under the Credit Facility and all other such Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to either repurchase Notes pursuant to the provisions described below or send the notice pursuant to the provisions described above. The Company's failure to comply with the covenant described in the second preceding sentence shall constitute an Event of Default described in clause (4) and not in clause (2) under
     Section 6.01.

          (d) On or before the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer (together with the appropriate form as provided for in Exhibit A or B),
                                                             ---------    -
(ii) deposit with the Trustee or Paying Agent an amount in U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, if any), of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Trustee or Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holders thereof.

          (e) On the Change of Control Purchase Date, all Notes purchased by the Company under this Section 4.14 shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (f) At the time the Company delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.14. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.15. Limitation on Sales of Assets.
              -----------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors);

          (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Disposition shall be in the form of cash or Temporary Cash Investments and is received at the time of such disposition; and

          (3) upon the consummation of an Asset Disposition, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Available Cash relating to such Asset Disposition within 360 days of receipt thereof either:

               (a) to prepay any Senior Indebtedness or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and, in the case of any Senior Indebtedness or such other Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

               (b) to make an investment in properties and assets that are used or useful in a Permitted Business; or

               (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

          On the 361st day after an Asset Disposition or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Available Cash relating to such Asset Disposition as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a "Net Available Cash Offer Trigger Date"), such aggregate
                    -------------------------------------
amount of Net Available Cash that has not been applied on or before such Net Available Cash Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and
(3)(c) of the preceding paragraph (each a "Net Available Cash Offer Amount")
                                           -------------------------------
shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Available Cash Offer") on a date (the "Net Available Cash
                  ------------------------                   ------------------
Offer Payment Date") not less than 30 nor more than 45 days following the
------------------
applicable Net Available Cash Offer Trigger Date, from all Holders (and from the holders of any other Indebtedness ranking on a parity with the Notes and entitled to the benefits of such offer) on a pro rata basis, that amount of
                                             --- ----
Notes (and such other Indebtedness) equal to the Net Available Cash Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by
--------  -------
the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Disposition is converted into or sold or otherwise disposed of for cash (other than interest, dividends or other distributions received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder and the Net Available Cash thereof shall be applied in accordance with this covenant.

          Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with such paragraphs to the extent at least 75% of the consideration for such Asset Sale constitutes Additional Assets and such Asset Disposition is for fair market value; provided that any cash consideration
                                            --------
not constituting Additional Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Dispositions permitted to be consummated under this paragraph shall be subject to the provisions of the preceding paragraphs.

          Notwithstanding the foregoing provisions of this paragraph, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section exceeds $10.0 million (at which time, the entire unutilized Net Available Cash Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Permitted Investments or used to temporarily reduce revolving credit borrowings.

          For the purposes of this Section 4.15, the following are deemed to be cash or Temporary Cash Investments:

          (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case, the assumption of such Indebtedness shall be deemed the concurrent receipt of cash and its use in full compliance with clause (3) of the first paragraph of this Section), and

          (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.15, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to have been sold in compliance with this Indenture and to be Net Available Cash for purposes of this Section 4.15.

          Each Net Available Cash Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Available Cash Offer Trigger Date, with a copy to be mailed to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Available Cash Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Available Cash Offer Amount, Notes of tendering Holders (and the Indebtedness any other holder of which is entitled to the benefits of such offer) will be purchased on a pro rata
                                                                        --- ----
basis (based on amounts tendered). A Net Available Cash Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

SECTION 4.16. Future Guarantors.
              -----------------

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that provides a Guarantee under the Credit Facility and that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary that provides a Guarantee under the Credit Facility, then such transferee or acquired or other Restricted Subsidiary will (1) by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, unconditionally Guarantee on an unsecured senior subordinated basis all of the Company's Obligations under the Notes and this Indenture; and (2) deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such supplemental indenture complies with this Indenture. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

SECTION 4.17. Limitation on Liens.
              -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, Incur or assume any consensual Liens of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom that secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:

          (1) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens; and

          (2) in the case of Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

SECTION 4.18. Limitation on Preferred Stock of Restricted Subsidiaries.
              --------------------------------------------------------

          The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor.

SECTION 4.19. Prohibition on Incurrence of Senior Subordinated Indebtedness.
              -------------------------------------------------------------

          Neither the Company nor any Subsidiary Guarantor shall Incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

SECTION 4.20. Limitation on Sale/Leaseback Transactions.
              -----------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.13 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.17;

          (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

          (3) the Company applies the proceeds of such transaction in compliance with Section 4.15.

SECTION 4.21. Limitation on Business Activities.
              ---------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

                                  ARTICLE Five

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.
              ----------------------------------------

          The Company shall not consolidate with or merge with or into, or sell, assign, convey, transfer or lease or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, convey, transfer, lease or otherwise dispose of), in one transaction or a series of related transactions, all or substantially all its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor
                                                                  ---------
     Company") shall be a Person (if not the Company) organized and existing
     -------
     under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Obligations of the Company under the Notes and this Indenture;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13; and

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Notes.

          Notwithstanding the foregoing or anything below in this covenant, any Restricted Subsidiary may merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor.

SECTION 5.02. Successor Corporation Substituted for the Company.
              -------------------------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company is not the Successor Company, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company had been named as such, and the predecessor company, other than in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

SECTION 5.03. Merger, Consolidation and Sale of
              Assets of Any Subsidiary Guarantor.
              ----------------------------------

          The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer, lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person (other than to the Company or another Subsidiary Guarantor) unless:

          (1) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which the Subsidiary Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor, if any, under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an Obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The provisions of clauses (1) and (2) shall not apply to any transaction that constitutes an Asset Disposition if the Company has complied with the applicable provisions of Section 4.15.

SECTION 5.04. Successor Corporation Substituted for Subsidiary Guarantor.
              ----------------------------------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Subsidiary Guarantor in accordance with

Section 5.03, in which such Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such surviving entity had been named as such, and the predecessor company, other than in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.
              -----------------

          Each of the following is an "Event of Default":
                                       ----------------

          (1) a default in the payment of interest on the Notes when due, continued for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture),

          (2) a default in the payment of principal of any Note when due at Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture),

          (3) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01,

          (4) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default and demanding that such default be remedied from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes,

          (5) the failure to pay at final Stated Maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $10.0 million (the "cross-acceleration provision"),
                   ----------------------------

          (6) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law,

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

               (iv) makes a general assignment for the benefit of its creditors;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries as debtor in an involuntary case,

               (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or a Custodian for all or substantially all of the assets of the Company or any Restricted Subsidiary, or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries, and in each case, the order or decree remains unstayed and in effect for 60 days; or

          (8) any judgment or decree for the payment of money in excess of $10.0 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days (the "judgment default provision"), or
           --------------------------

          (9) a Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or is declared to be null and void and unenforceable or the Subsidiary Guarantee of a Significant Subsidiary is found to be invalid or a Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of the Subsidiary Guarantor in accordance with the terms of this Indenture); provided, however, that an Event of Default will also be deemed
                 --------  -------
     to occur with respect to Subsidiary Guarantors that are not Significant Subsidiaries ("Insignificant Subsidiaries") if the Subsidiary Guarantees of
                    --------------------------
     such Insignificant Subsidiaries cease to be in full force and effect or are declared null and void and unenforceable or such Insignificant Subsidiaries deny their liability under their Subsidiary Guarantees (other than in accordance with the terms of such Subsidiary Guarantee), if when aggregated and taken as a whole the Insignificant Subsidiaries subject to this clause
     (9) would meet the definition of a Significant Subsidiary.

SECTION 6.02. Acceleration.
              ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or 6.01(7) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however,
                                                             --------  -------
that if upon such declaration there are any amounts outstanding under the Credit Facility and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts under the Credit Facility are accelerated and five (5) Business Days after receipt by the Company and the Representative under the Credit Facility of such declaration (but only if such Event of Default is then continuing).

          (b) If an Event of Default specified in Section 6.01(6) or 6.01(7) above occurs and is continuing with respect to the Company, the principal of and accrued and unpaid interest on all the Notes will by such event itself become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

          (c) The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of the Holders of all of such Notes, waive any past Defaults under this Indenture except a Default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision that under this Indenture cannot be modified or amended without the consent of the Holder of each such outstanding Note. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.
              --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.
              -----------------------

          The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and (ii) of

Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture.

SECTION 6.05. Control by Majority.
              -------------------

          Subject to Section 2.08, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06. Notice of Default.
              -----------------

          If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate in accordance with Section 4.06(a) indicating whether the signers thereof know of any Default that occurred during the previous year.

SECTION 6.07. Limitation on Suits.
              -------------------

          Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

          (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

          (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and

          (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.08. Rights of Holders To Receive Payment.
              ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.09. Collection Suit by Trustee.
              --------------------------

          If a Default in payment of principal or interest specified in clause
(1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Subsidiary Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate specified in the Note and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.
              --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, any Subsidiary Guarantor or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.11. Priorities.
              ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;
          -----

          Second: to Holders for amounts due and unpaid on the Notes for
          ------
     principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third: the balance, if any, to the Company or any other obligor on the
          -----
     Notes.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.
              ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.13. Rights and Remedies Cumulative.
              ------------------------------

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission Not Waiver.
              ----------------------------

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.
              -----------------

          (a) If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

          (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee.
              -----------------

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through Agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (e) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Except with respect to Section 4.06, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except, (i) any Default or Event of Default occurring pursuant to Sections 6.01(1) and 6.01(2) or (ii) any Default or Event of

     Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (h) Delivery of reports, information and documents to the Trustee under Article Four is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates.)

          (i) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

          (j) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

          (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03. Individual Rights of Trustee.
              ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04. Trustee's Disclaimer.
              --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes or any coupons; it shall not be accountable for the Company's use of the proceeds from the Notes; it shall not be responsible for any statement in the Notes or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Notes or coupons were established in conformity with this Indenture; it shall not be responsible for determining whether any Notes were issued in accordance with this Indenture; and it shall not be responsible for the acts or omissions of any other Trustees appointed hereunder.

SECTION 7.05. Notice of Defaults.
              ------------------

          If a Default occurs and is continuing on a series and if a Trust Officer has actual knowledge of such Default, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(4) until at least 60 days after it occurs.

SECTION 7.06. Reports by Trustee to Holders.
              -----------------------------

          Any report required by TIA ss. 313(a) to be mailed to Noteholders shall be dated May 15 and mailed by the Trustee on or before July 15th of each year.

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which any Notes are listed. The Company shall notify the Trustee when any Notes are listed on a stock exchange.

SECTION 7.07. Compensation and Indemnity.
              --------------------------

          The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company and the Subsidiary Guarantors shall, jointly and severally, indemnify the Trustee against any loss or liability incurred by it in its capacity as such. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

          The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

          To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section, the Trustee shall have a lien prior to the Notes and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee.
              ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

          The Company may remove the Trustee if:

          (1) the Trustee fails to comply with TIA section 310(a) or section 310(b) or with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a Custodian or other public officer takes charge of the Trustee or its property;

          (4) the Trustee becomes incapable of acting; or

          (5) an event of the kind described in Section 6.01(7) or (8) occurs with respect to the Trustee.

          The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with TIA section 310(a) or section 310(b) or with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09. Successor Trustee by Merger, Etc.
              --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Trustee's Capital and Surplus.
              -----------------------------

          The Trustee has, or is a member of a bank holding company that has, a combined capital and surplus of at least $50,000,000.

SECTION 7.11. Eligibility; Disqualification.
              -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA section 310(b); provided, however, that there
                                                  --------  -------
shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA section 310(b)(1) are met. The provisions of TIA section 310 shall apply to the Company, as obligor of the Notes.

SECTION 7.12. Preferential Collection of Claims Against Company.
              -------------------------------------------------

          The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

SECTION 7.13. Delay or Omission Not Waiver.
              ----------------------------

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations.
              ------------------------------------

          Except as otherwise provided in this Section 8.01, the Company may terminate its and the Subsidiary Guarantors' obligations under this Indenture and the Notes if:

          (a) either:

               (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at Stated Maturity or on the applicable Redemption Date, as the case may be;

          (b) the Company has paid all other sums payable under this Indenture by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (a), the Company's and the Subsidiary Guarantors' Obligations under Section 7.07 shall survive such satisfaction and discharge. With respect to the foregoing clause (b), the Company's and the Subsidiary Guarantors' Obligations in Sections 2.1 and 2.3 of the Appendices and Sections 2.03, 2.04, 2.06, 2.09, 2.11, 4.02, 4.13, 7.07,
7.08, 8.04, 8.05 and 8.06 of this Indenture shall survive until the Notes are no longer outstanding. Thereafter, only the Company's and the Subsidiary Guarantors' Obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' Obligations under the Notes and this Indenture, except for those surviving obligations specified above.

SECTION 8.02. Defeasance and Discharge of Indenture.
              -------------------------------------

          The Company will be deemed to have paid and will, together with the Subsidiary Guarantors, be discharged from any and all obligations in respect of this Indenture and the Notes on the date of the deposit referred to in clause
(a) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes ("Legal Defeasance"), and the Trustee, at
                                      ----------------
the expense of the Company, shall execute proper instruments acknowledging the same, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (a) below payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, Section 7.07 hereof and the Company's Obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. The following conditions shall apply to Legal Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes at the Stated Maturity thereof or on the applicable Redemption Date, as the case may be;

          (b) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (i) the Company has received from, or there has been published by the United States Internal Revenue Service, a ruling, or

               (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

     in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) no Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (d) the Legal Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of

     Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument (including, without limitation, the Credit Facility) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (a) through (d) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and
     (d) of this Section 8.02 have been complied with; and

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

               (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture; and

               (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Company, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          The Company's and the Subsidiary Guarantors' obligations in Sections
2.1 and 2.3 of the Appendices and Sections 2.03, 2.04, 2.06, 2.09, 2.11, 4.02,
4.13, 7.07, 7.08, 8.04, 8.05 and 8.06 of this Indenture shall survive until the Notes are no longer outstanding. Thereafter, only the Company's and the Subsidiary Guarantors' obligations in Sections 7.07, 8.04 and 8.06 shall survive.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving Obligations in the immediately preceding paragraph.

          Notwithstanding the foregoing, the Opinion of Counsel required by
Section 8.02(b) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the Stated Maturity or a Redemption Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.03. Defeasance of Certain Obligations.
              ---------------------------------

          The Company may omit to comply with any term, provision or condition set forth in Section 5.01(a)(3) and Sections 4.03 through 4.08 and Sections 4.10 through 4.21 and breach of clauses (a)(5), (a)(8) and (a)(9) under Section 6.01 shall be deemed not to be Events of Default ("Covenant Defeasance"), in each
                                              -------------------
case with respect to the outstanding Notes if:

          (a) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes at the Stated Maturity thereof or on the applicable Redemption Date, as the case may be;

          (b) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (c) no Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (d) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument (including, without limitation, the Credit Facility) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (a) through (d) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and
     (d) of this Section 8.03 have been complied with; and

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

               (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture; and

               (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Company, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Company's obligations and the obligations of the Subsidiary Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 8.04. Application of Trust Money.
              --------------------------

          Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

SECTION 8.05. Repayment to Company.
              --------------------

          Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before
                         --------
being required to make any payment shall cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York and the Trustee will mail to each Holder entitled to such money at such Holder's address (as set forth in the Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06. Reinstatement.
              -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that if the
                                                     --------
Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.
              --------------------------

          The Company and the Subsidiary Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, together, may amend or supplement this Indenture or the Notes or the Subsidiary Guarantees without notice to or consent of any Holder:

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article Five;

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in
                            --------
     registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 in a manner that does not adversely affect any Holder;

          (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (v) to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred upon the Company;

          (vi) to add Subisidary Guarantees with respect to the Notes;

          (vii) to secure the Notes;

          (viii) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder; or

          (ix) to release a Subsidiary Guarantee when permitted by this Indenture;

provided that the Company has delivered to the Trustee an Opinion of Counsel
--------
stating that such amendment or supplement complies with the provisions of this
Section 9.01.

          After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.02. With Consent of Holders.
              -----------------------

          Subject to Section 6.07, the Company and the Subsidiary Guarantors when authorized by a Board Resolution of each of them, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes, without notice to any other Holders. The Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company or the Subsidiary Guarantors with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the above, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or change the time for payment of interest on any Note;

          (3) reduce the principal of or change the Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article Three;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (7) affect the ranking of the Notes in any material respect;

          (8) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the terms of this Indenture; or

          (9) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with TIA.
              -------------------

          If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.
              ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section
2.05 above and (ii) such other date as the Company may designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (ix) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that, without the consent of a Holder,
                              --------
any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.05. Notation on or Exchange of Notes.
              --------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Subsidiary Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.
              -------------------------------

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but
                                          --------
shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                   GUARANTEES

SECTION 10.01. Unconditional Guarantee.
               -----------------------

          Each Subsidiary Guarantor shall unconditionally, jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise.

          Each Subsidiary Guarantor agrees that, as between such Subsidiary Guarantor on the one hand, and the Holders and the Trustee on the other hand,
(x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of the Subsidiary Guarantee.

          Each Subsidiary Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Subsidiary Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any Custodian acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Noteholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that, in the event of Default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce the Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Subsidiary Guarantors will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders. The Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee and the Holders in enforcing any rights under the Subsidiary Guarantees with respect to the Subsidiary Guarantors.

SECTION 10.02. Severability.
               ------------

          In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03. Release of Subsidiary Guarantor from the Guarantee.
               --------------------------------------------------

          Upon (a) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture or (b) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of all of the Capital Stock of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity that is not the Company or a Subsidiary or Affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture or (c) the release of a Guarantee under the Credit Facility of a Subsidiary Guarantor that issued its Subsidiary Guarantee pursuant to Section
4.16 hereof, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder.

          The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03.

SECTION 10.04. Limitation on Amount Guaranteed.
               -------------------------------

          The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, all Senior Indebtedness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

SECTION 10.05. Waiver of Subrogation.
               ---------------------

          Until payment in full is made of the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Subsidiary Guarantor irrevocably waives any claim or other rights it acquires against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06. Execution of Guarantee.
               ----------------------

          To evidence its Guarantee to the Noteholders set forth in this Article Ten, each Subsidiary Guarantor will execute the Subsidiary Guarantee in substantially the form attached to this Indenture as Exhibit C, which shall be
                                                     ---------
endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor agrees that the Subsidiary Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee. The Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer of such Subsidiary Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of such Subsidiary Guarantor.

SECTION 10.07. Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing the Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.08. Subordination of Subsidiary Guarantee.
               -------------------------------------

          The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article 10 shall be junior and subordinated to the Senior

Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, and notwithstanding anything to the contrary contained herein, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors (or any Persons acting on their behalf) only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 11 and the holders of Senior Indebtedness shall have the same rights and remedies provided for in Article 11.

                                 ARTICLE ELEVEN

                                  SUBORDINATION

SECTION 11.01. Notes Subordinated to Senior Indebtedness.
               -----------------------------------------

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder agrees that the payment of all Obligations owing on, or relating to, the Notes to the Holders is subordinated, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash or Temporary Cash Investments of all Obligations on Senior Indebtedness (including all Obligations with respect to the Credit Facility), whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the provisions of this Article Eleven, payments and distributions made relating to the Notes pursuant to a trust fund established under Section 8.04 pursuant to the terms of Article Eight (so long as all of the applicable conditions contained in Article Eight were satisfied at the time of such payment) shall not be subordinated to Senior Indebtedness under this Article Eleven.

          This Article Eleven shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 11.02. Suspension of Payment When Senior Indebtedness Is in Default.
               ------------------------------------------------------------

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Indebtedness (including, without limitation, guarantees of the foregoing items which constitute such Senior Indebtedness) (a "Payment
                                                               -------
Default"), then no payment or distribution of any kind or character shall be
-------
made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations owing on, or relating to, the Notes or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Designated Senior Indebtedness or ceased to exist or all Designated Senior Indebtedness with respect to which any Payment

Default has occurred and is continuing shall have been discharged or paid in full in cash or Temporary Cash Investments.

          (b) If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness) permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof (a "Non-payment
                                                                     -----------
Default"), and if the Representative for the respective issue of Designated
-------
Senior Indebtedness gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"),
                                                  -----------------------
then during the period (the "Payment Blockage Period") beginning upon the
                             -----------------------
delivery of such Payment Blockage Notice and ending on the earliest of (x) the date on which such Non-payment Default is cured or waived (so long as no other Non-payment Default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received, and (z) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Indebtedness terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (i) make any payment of any kind or character with respect to any Obligations owing on, or with respect to, the Notes or (ii) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 11.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 11.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective
                     --- ----
amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

          Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes and all other Obligations owing under the Notes pursuant to Article Six or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Eleven, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy); provided that all Senior Indebtedness thereafter due or declared to be
         --------
due shall first be paid in full in cash or Temporary Cash Investments before the Holders are entitled to receive any payment of any kind or character with respect to Obligations owing on, or with respect to, the Notes.

SECTION 11.03. Obligations Subordinated to Prior Payment of All Senior
               Indebtedness on Dissolution, Liquidation or Reorganization of
                            ------------------------------------------------
               Company.
               -------

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations in respect of Senior Indebtedness due or to become due shall first be paid in full in cash or Temporary Cash Investments (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Notes or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by it, directly to the holders of Senior Indebtedness (pro rata to such
                                                                --- ----
holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Temporary Cash Investments after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Indebtedness, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Indebtedness in cash or Temporary Cash Investments, shall have no force or effect for purposes of the subordination provisions contained in this Article Eleven, with any turnover of payments as otherwise calculated pursuant to this Article Eleven to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 11.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on
                                                     --- ----
the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Temporary Cash Investments, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

SECTION 11.04. Payments May Be Paid Prior to Dissolution.
               -----------------------------------------

          Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 11.02 and 11.03, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations owing under the Notes, or from depositing with the Trustee, any monies for such payments, or
(ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 11.02 or 11.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Obligations owing under the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 11.13, in the first sentence of Section 11.02(b) or in the last sentence of this Section 11.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 11.02 and/or 11.03 (and such payments) shall otherwise be subject to the provisions of Sections 11.02 and 11.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 11.05. Holders To Be Subrogated to Rights of
               Holders of Senior Indebtedness.
               ------------------------------

          Subject to the payment in full in cash or Temporary Cash Investments of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Obligations owing under the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Eleven, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 11.06. Obligations of the Company Unconditional.
               ----------------------------------------

          Nothing contained in this Article Eleven or elsewhere in this Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the Obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations owing under the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 11.07. Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Designated Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing in this Article Eleven shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions
               of the Company or Holders of Senior Indebtedness.
               ------------------------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.09. Holders Authorize Trustee To Effectuate
               Subordination of Obligations.
               ----------------------------

          Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations owing under the Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owing under the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.10. This Article Eleven Not To Prevent Events of Default.
               ----------------------------------------------------

          The failure to make a payment on account of principal of or interest on the Obligations owing under the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

SECTION 11.11. Amendments or Modifications To Article Eleven.
               ---------------------------------------------

          No amendment of, or supplement or waiver to, this Indenture shall adversely effect the rights of any holder of Senior Indebtedness under Article Eleven or Article Twelve without the consent of such holder of Senior Indebtedness. Notwithstanding anything to the contrary contained in this Indenture (but without limiting the provisions of the immediately preceding sentence), no amendment or modification to any provision of this Article Eleven or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Indebtedness then outstanding) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or, if required by Section 9.02, by each Holder affected.

SECTION 11.12. Acceleration of Notes.
               ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.13. Notice to Trustee; Rights of Trustee and Paying Agent.
               -----------------------------------------------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any Holder in respect of the Notes or under any Subsidiary Guarantee pursuant to the provisions of this Article Eleven although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article Eleven) the Trustee and such Paying Agent may continue to make payments on the Notes, unless the Trustee or such Paying Agent shall have received, at least one Business Day prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Eleven (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article Eleven). Only the Company, a Guarantor, a holder of Senior Indebtedness or a Representative thereof may give the notice. Nothing in this Article Eleven shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. Nothing in this Section 11.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 11.02 and 11.03 with respect to other distributions received in violation of the provisions hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.
               ------------

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provisions that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provision of TIA Sections 310 through 317 that imposes duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are part of and govern this Indenture, whether or not physically contained therein.

SECTION 12.02. Notices.
               -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Subsidiary Guarantor:

               NextMedia Operating, Inc.
               6312 South Fiddlers Green Circle
               Suite 360E
               Englewood, Colorado  80111
               Facsimile No.: (303) 694-9118
               Telephone No.: (303) 694-4940
               Attn: Treasurer

          with a copy to:

               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York  10005
               Facsimile No.: (212) 269-5420
               Telephone No.: (212) 701-3000
               Attn: William M. Hartnett, Esq.

          if to the Trustee:

               U.S. Bank Trust National Association
               180 East Fifth Street
               St. Paul, MN  55101
               Facsimile No.: (651) 244-0711
               Telephone No.: (651) 244-0721
               Attn: Richard Prokosch

          Each of the Company, the Subsidiary Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid.

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.
               --------------------------------------------

          Holders may communicate pursuant to the TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the
Trustee:

          (i) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, that with respect to matters of fact, an Opinion of Counsel may rely
--------
on an Officers' Certificate or a certificate of an appropriate public official.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.
               -----------------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for their respective functions.

SECTION 12.07. Payment Date Other Than a Business Day.
               --------------------------------------

          If an Interest Payment Date, Redemption Date, Maturity or date of maturity or repurchase of any Note or any other payment date shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or date of maturity or repurchase of such Note; provided that no interest shall accrue for the
                            --------
period from and after such Interest Payment Date, Redemption Date, Maturity or date of maturity or repurchase, as the case may be.

SECTION 12.08. Governing Law.
               -------------

          The laws of the State of New York shall govern this Indenture, the Notes and the Subsidiary Guarantees. The Trustee, the Company and the Subsidiary Guarantors agree to submit to the jurisdiction of any federal or state court situated in the State of New York, the City of New York, the Borough of Manhattan in any action or proceeding arising out of or relating to this Indenture, the Notes and the Subsidiary Guarantees. Each of the Company and each Subsidiary Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such action or proceeding. Each of the Company and each Subsidiary Guarantor irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any such action or proceeding in any such court and the defense of inconvenient forum to the maintenance of any such action or proceeding in any such court.

SECTION 12.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or any of their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.
               --------------------------

          No past, present or future member of the Board of Directors, officer, employee, equityholder or incorporator, as such, of the Company, any Subsidiary Guarantor or of the Trustee shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11. Successors.
               ----------

          All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals.
               ------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.
               ------------

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14. Table of Contents, Cross-Reference Table and Headings.
               -----------------------------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

SECTION 12.15. Waiver of Jury Trial.
               --------------------

          Each of the Company, the Subsidiary Guarantors, Trustee, Paying Agent, and Registrar hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby.

                            [Signature Pages Follow]

                                   SIGNATURES
                                   ----------

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        NEXTMEDIA OPERATING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEXTMEDIA LICENSING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEXTMEDIA OUTDOOR, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEXTMEDIA FRANCHISING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEXTMEDIA OUTDOOR, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Trustee:

                                        U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                 RULE 144A/REGULATION S APPENDIX
                                                 -------------------------------

                    FOR OFFERINGS TO QUALIFIED INSTITUTIONAL
                       BUYERS PURSUANT TO RULE 144A AND TO
                           CERTAIN PERSONS IN OFFSHORE
                            TRANSACTIONS IN RELIANCE
                                 ON REGULATION S

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES,
                               AND EXCHANGE NOTES

          1.   Definitions.
               -----------

          1.1  Certain Definitions.
               -------------------

          For the purposes of this Appendix the following terms shall have the meanings indicated below; provided that all capitalized terms used but not defined shall have the meanings given such terms in the Indenture:

          "Depositary" means The Depository Trust Company, its nominees and
           ----------
their respective successors and assigns.

          "Exchange Notes" means the 10.75% Series B Senior Subordinated Notes
           --------------
due 2011 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

          "Initial Purchasers" means Credit Suisse First Boston Corporation,
           ------------------
Goldman, Sachs & Co., Deutsche Bank Alex. Brown Inc., CIBC World Markets Corp. and Thomas Weisel Partners LLC.

          "Initial Notes" means $200,000,000 aggregate principal amount of
           -------------
10.75% Series A Senior Subordinated Notes due 2011, issued on June 28, 2001 in a transaction exempt from the registration requirements of the Securities Act.

          "Private Exchange" means the offer by the Company, pursuant to a
           ----------------
Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means the 10.75% Senior Subordinated Private
           ----------------------
Exchange Notes due 2011, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

          "Purchase Agreement" means, with respect to the Initial Notes issued
           ------------------
on June 28, 2001, the Purchase Agreement dated June 28, 2001, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Registered Exchange Offer" means the offer by the Company, pursuant
           -------------------------
to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for such Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Rights Agreement" means, with respect to the Initial
           -----------------------------
Notes issued on June 28, 2001, the Registration Rights Agreement dated June 28, 2001 among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          "Securities" means the Initial Notes, the Exchange Notes and the
           ----------
Private Exchange Notes, treated as a single class.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Custodian" means the custodian with respect to a Global
           --------------------
Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the shelf registration statement
           ----------------------------
issued by the Company, in connection with the offer and sale of Initial Notes, Exchange Notes or Private Exchange Notes, pursuant to a Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are
           ------------------------------
required to bear the legend set forth in Section 2.3(b) hereto.

          1.2  Other Definitions.
               -----------------

                                                                     Defined
                                   Term                            in Section:
          ------------------------------------------------------   -----------
          "Agent Members".......................................     2.1(b)
           -------------
          "Global Security".....................................     2.1(a)
           ---------------
          "Regulation S"........................................     2.1(a)
           ------------
          "Rule 144A"...........................................     2.1(a)
           ---------

          2.   The Securities.
               --------------

          2.1  Form and Dating.
               ---------------

          On the Issue Date, $200,000,000 aggregate principal amount of the Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

          (a) Global Securities. Initial Notes offered and sold to a QIB in
              -----------------
reliance on Rule 144A under the Securities Act ("Rule 144A"), as provided in the
                                                 ---------
Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the

                                                                          App. 2
global securities legend and, in the case of Initial Notes, the restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"),
                               ---------                  ---------------
which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities. Except as provided in this Section 2.1 or
              -----------------------
Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

          2.2 Authentication. The Trustee shall authenticate and deliver: (1) On
              --------------
the Issue Date, the Initial Notes due 2011 and (2) subsequent to the Issue Date, Exchange Notes or Private Exchange Notes for issue in a Registered Exchange Offer or a Private Exchange, respectively, in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes.

                                                                          App. 3

          2.3  Transfer and Exchange.
               ---------------------

          (a)  Transfer and Exchange of Global Securities.
               ------------------------------------------

               (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

               (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (b)  Legend.
               ------

               (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing Initial Notes and Private Exchange Notes (and all Securities issued in exchange therefor or in substitution thereof, other than Exchange Notes) shall bear a legend in substantially the following form:

     "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS

                                                                          App. 4

     HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF NEXT MEDIA OPERATING, INC. THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
     (A) ABOVE."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

               (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to, and during the period of the effectiveness of, a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are

                                                                          App. 5
offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be
                                                   ---------
available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange
                    ---------
such Initial Notes in such Registered Exchange Offer.

               (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be
                                                        ---------
available to Holders that exchange such Initial Notes in such Private Exchange.

          (c) Cancellation or Adjustment of Global Security. At such time as all
              ---------------------------------------------
beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (d) Obligations with Respect to Transfers and Exchanges of Securities.
              -----------------------------------------------------------------

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or any co-registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 4.14, 4.15 and Section 9.05 of the Indenture).

               (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 days before an Interest Payment Date.

                                                                          App. 6

               (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

          (e) No Obligation of the Trustee.
              ----------------------------

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture and the Securities, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4  Certificated Securities.
               -----------------------

          (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary

                                                                          App. 7
notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture or (iii) if there shall have occurred and be continuing an Event of Default with respect to the Securities.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.
                    ---------

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                          App. 8

                                                                       EXHIBIT 1
                                                                       ---------
                                                       TO RULE 144A/REGULATION S
                                                       -------------------------
                                                                        APPENDIX
                                                                        --------

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN,

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT

PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH
(iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:

                                                           Principal
             Signature of     Amount of     Amount of      Amount of
              authorized     Decrease in   Increase in    this Global
                officer       Principal     Principal      Security
             of Trustee or    Amount of     Amount of      following
   Date of    Securities     this Global   this Global   such Decrease
  Exchange     Custodian       Security     Security      or Increase
  --------   -------------   -----------   -----------   -------------

                                                                       EXHIBIT A
                                                                       ---------

                             [FORM OF INITIAL NOTE]

                                                               CUSIP No.:

                            NEXTMEDIA OPERATING, INC.

                10.75% SERIES A SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                     $

          NextMedia Operating, Inc., a Delaware corporation (the "Company",
                                                                  -------
which term includes any successor entity), for value received, promises to pay
to                 or registered assigns, the principal sum of                 ,
   ---------------                                              ---------------
on           , 2011.
   ----------
          Interest Payment Dates: January 1 and July 1

          Record Dates: December 15 and June 15.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                  NEXTMEDIA OPERATING, INC.


                                  By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated:  [__________], [____]

                          Certificate of Authentication
                          -----------------------------

          This is one of the 10.75% Series A Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                  U.S. BANK TRUST NATIONAL
                                    ASSOCIATION, as Trustee


                                  By:
                                        ----------------------------------------
                                        Authorized Signatory

Dated:  [__________], [____]

                              (REVERSE OF SECURITY)

                10.75% SERIES A SENIOR SUBORDINATED NOTE DUE 2011

          1. Interest. NEXTMEDIA OPERATING, INC., a Delaware corporation (the
             --------
"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above; provided, however, that if a Registration Default
                            --------  -------
(as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of such Registration Default regardless of the number of such Registration Defaults (such rate increasing by an additional 0.50% per annum with respect to each subsequent 90-day period) up to a maximum additional interest rate of 2.0% per annum, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 5, 2001. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January , 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company shall pay interest on the Notes
             -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the record date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, U.S. Bank Trust National
             --------------------------
Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture and Guarantees. The Company issued the Notes under an
             ------------------------
Indenture, dated as of July 5, 2001 (the "Indenture"), among the Company, the
                                          ---------
Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10.75% Series A Senior Subordinated Notes due 2011. The Initial Notes and any Private Exchange Notes and Exchange Notes (each as defined in the Indenture or Section 8 of the
Note) issued pursuant to the Indenture are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture.
                             ---
Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes are entitled to the benefits of the Guarantees by the Subsidiary Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustee, the Holders and the Subsidiary Guarantors.

          5. Redemption.
             ----------

          (a) Optional Redemption. Except as set forth below, the Notes will not
              -------------------
be redeemable at the option of the Company prior to July 1, 2006. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                                       Redemption
Period                                                   Price
------                                                 ----------
2006..................................................  105.375%
2007..................................................  103.583
2008..................................................  101.792
2009 and thereafter...................................    100%

          In addition, at any time and from time to time prior to July 1, 2004, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that
--------

          (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and

          (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

          6. Notice of Redemption. Notice of redemption will be mailed at least
             --------------------
30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of

$1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide
             ------------------
that, in the event of certain Asset Dispositions or upon the occurrence of a Change of Control, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

          8. Registration Rights. Pursuant to the terms, and subject to the
             -------------------
provisions of the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10.75% Series B Senior Subordinated Notes due 2011 in the form of Exchange Notes (the "Exchange Notes"), which shall have been registered under the Securities Act, or the Company's 10.75% Senior Subordinated Private Exchange Notes due 2011 (the "Private Exchange Notes"), in each case in like principal amount and having
 ----------------------
terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments if such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall notify the Trustee of the amount of any such payments.

          9. Subordination. The Notes are subordinated in right of payment, in
             -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          10. Denominations; Transfer; Exchange. The Notes are in registered
              ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 days before any Interest Payment Date.

          11. Persons Deemed Owners. The registered Holder of a Note shall be
              ---------------------
treated as the owner of it for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest
              ---------------
remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          13. Discharge Prior to Redemption or Maturity. If the Company at any
              -----------------------------------------
time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Subsidiary Guarantors will be discharged from certain provisions of the Indenture and the Notes and the Subsidiary Guarantees (including certain covenants, but excluding the Company's obligation to pay the principal of and interest on the Notes).

          14. Amendment; Supplement; Waiver. Subject to certain exceptions, the
              -----------------------------
Indenture or the Notes or the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          15. Restrictive Covenants. The Indenture imposes certain limitations
              ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          16. Successors. When a successor assumes, in accordance with the
              ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          17. Defaults and Remedies. If an Event of Default occurs and is
              ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          18. Trustee Dealings with Company. The Trustee under the Indenture, in
              -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates as if it were not the Trustee.

          19. No Recourse Against Others. No past, present or future
              --------------------------
equityholder, member of the Board of Directors, officer, employee or incorporator, as such, of the Company or the Subsidiary Guarantors shall have any liability for any obligation of the Company or the Subsidiary Guarantors under the Notes or the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          20. Authentication. This Note shall not be valid until the Trustee or
              --------------
Authenticating Agent manually signs the certificate of authentication on this Note.

          21. Governing Law. The Laws of the State of New York shall govern this
              -------------
Note and the Indenture (and the Subsidiary Guarantees relating thereto).

          22. Abbreviations and Defined Terms. Customary abbreviations may be
              -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          23. CUSIP Numbers. Pursuant to a recommendation promulgated by the
              -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          24. Indenture. Each Holder, by accepting a Note, agrees to be bound by
              ---------
all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          25. Holders' Compliance with Registration Rights Agreement. Each
              ------------------------------------------------------
Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NextMedia Operating, Inc., 6312 South Fiddlers Green Circle, Suite 360E, Englewood, Colorado 80111, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    (Print or type name, address and zip code
                and social security or tax ID number of assignee)

and irrevocably appoint                                , agent to transfer this
                        -------------------------------
Note on the books of the Company. The agent may substitute another to act for him.


Date:                                Signed:
     ---------------                        -----------------------------------
                                            (Sign exactly as your name appears
                                             on the other side of this Note)


Signature Guarantee:
                    -----------------------

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which
              --------------
effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from date of original issuance, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)       to the Company or a subsidiary thereof; or
   --
(2)       pursuant to and in compliance with Rule 144A under the Securities Act;
   --
          or

(3)       outside the United States to a "foreign person" in compliance with
   --
          Rule 904 of Regulation S under the Securities Act; or

(4)       pursuant to the exemption from registration provided by Rule 144 under
   --
          the Securities Act; or

(5)       pursuant to an effective registration statement under the Securities
   --
          Act; or

(6)       pursuant to another available exemption from the registration
   --
          requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the
                           --------
Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied.


Date:                               Signed:
     ---------------                       -----------------------------------
                                            (Sign exactly as your name appears
                                             on the other side of this Security)


Signature Guarantee:
                    --------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:                               Signed:
     ---------------                        ------------------------------------
                                            NOTICE:  To be executed by
                                                     an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.14 [ ]
                                Section 4.15 [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------
Dated:
        ---------------                      -----------------------------------
                                             NOTICE: The signature on this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Note in every particular
                                             without alteration or enlargement
                                             or any change whatsoever and be
                                             guaranteed by the endorser's bank
                                             or broker.


Signature Guarantee:
                    --------------------------

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT B
                                                                       ---------

                [FORM OF EXCHANGE NOTE AND PRIVATE EXCHANGE NOTE]

                                                             CUSIP No.:

                            NEXTMEDIA OPERATING, INC.

                10.75% SERIES B SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                          $

          NEXT MEDIA OPERATING, INC., a Delaware corporation (the "Company",
                                                                   -------
which term includes any successor entity), for value received, promises to pay
to          , or registered assigns, the principal sum of                 , on
   ---------                                              ----------------
[____], 2011.

          Interest Payment Dates: January 1 and July 1, commencing January 1, 2002.

          Record Dates: December 15 and June 15.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                    NEXTMEDIA OPERATING, INC.


                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:  [__________], [____]

                          Certificate of Authentication
                          -----------------------------

          This is one of the [____]% Series B Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                    U.S. BANK TRUST NATIONAL
                                    ASSOCIATION, as Trustee


                                    By:
                                          --------------------------------------
                                          Authorized Signatory

Dated:  [__________], [____]

                              (REVERSE OF SECURITY)

                10.75% SERIES B SENIOR SUBORDINATED NOTE DUE 2011

          1. Interest. NEXTMEDIA OPERATING, INC., a Delaware corporation (the
             --------
"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above; provided, however, that if a Registration Default
                            --------  -------
(as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of such Registration Default regardless of the number of such Registration Defaults (such rate increasing by an additional 0.50% per annum with respect to each subsequent 90-day period) up to a maximum additional interest rate of 2.0% per annum, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 5, 2001. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company shall pay interest on the Notes
             -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the record date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, U.S. Bank Trust National
             --------------------------
Association (the "Trustee") will act as Paying Agent. The Company may change any
                  -------
Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture and Guarantees. The Company issued the Notes under an
             ------------------------
Indenture, dated as of July 5, 2001 (the "Indenture"), among the Company, the
                                          ---------
Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10.75% Series B Senior Subordinated Notes due 2011. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as
                                                                       ---
in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes are entitled to the benefits of the Subsidiary Guarantees by the Subsidiary Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustees, the Holders and any Subsidiary Guarantors.

          5. Redemption.
             ----------

          (a) Optional Redemption. Except as set forth below, the Notes will not
              -------------------
be redeemable at the option of the Company prior to July 1, 2006. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                                            Redemption
Period                                                        Price
------                                                      ----------
2006.......................................................  105.375%
2007.......................................................  103.583
2008.......................................................  101.792
2009 and thereafter........................................      100%

          In addition, at any time and from time to time prior to July 1, 2004, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that
--------

          (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and

          (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

          6. Notice of Redemption. Notice of redemption will be mailed at least
             --------------------
30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          7. Offers to Purchase. Sections 4.14, 4.15 and 4.23 of the Indenture
             ------------------
provide that, in the event of certain Asset Dispositions, upon the occurrence of a Change of Control, subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Subordination. The Notes are subordinated in right of payment, in
             -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          9. Denominations; Transfer; Exchange. The Notes are in registered
             ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 days before any Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note shall be
              ---------------------
treated as the owner of it for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest
              ---------------
remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. Discharge Prior to Redemption or Maturity. If the Company at any
              -----------------------------------------
time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Subsidiary Guarantors will be discharged from certain provisions of the Indenture, the Notes and the Subsidiary Guarantees (including certain covenants, but excluding the Company's obligation to pay the principal of and interest on the Notes).

          13. Amendment; Supplement; Waiver. Subject to certain exceptions, the
              -----------------------------
Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14. Restrictive Covenants. The Indenture imposes certain limitations
              ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. Successors. When a successor assumes, in accordance with the
              ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16. Defaults and Remedies. If an Event of Default occurs and is
              ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17. Trustee Dealings with Company. The Trustee under the Indenture, in
              -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates as if it were not the Trustee.

          18. No Recourse Against Others. No past, present or future
              --------------------------
equityholder, member of the Board of Directors, officer, employee or incorporator, as such, of the Company or the Subsidiary Guarantors shall have any liability for any obligation of the Company or the Subsidiary Guarantors under the Notes or the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. Authentication. This Note shall not be valid until the Trustee or
              --------------
Authenticating Agent manually signs the certificate of authentication on this Note.

          20. Governing Law. The Laws of the State of New York shall govern this
              -------------
Note and the Indenture (and the Subsidiary Guarantees relating thereto).

          21. Abbreviations and Defined Terms. Customary abbreviations may be
              -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP Numbers. Pursuant to a recommendation promulgated by the
              -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23. Indenture. Each Holder, by accepting a Note, agrees to be bound by
              ---------
all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NextMedia Operating, Inc., 6312 South Fiddlers Green Circle, Suite 360E, Englewood, Colorado 80111, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print or type name, address and zip code
                and social security or tax ID number of assignee)

and irrevocably appoint                                , agent to transfer this
                        -------------------------------
Note on the books of the Company. The agent may substitute another to act for him.


Date:                                Signed:
     ---------------                         -----------------------------------
                                             (Sign exactly as your name appears
                                              on the other side of this Note)


Signature Guarantee:
                    -----------------------

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP")
                                                                       -----
or such other "signature guarantee program" as may be determined by the
                         -----------------
Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

          [In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which
              --------------
effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from date of original issuance, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)       to the Company or a subsidiary thereof; or
   --

(2)       pursuant to and in compliance with Rule 144A under the Securities Act;
   --
          or

(3)       outside the United States to a "foreign person" in compliance with
   --
          Rule 904 of Regulation S under the Securities Act; or

(4)       pursuant to the exemption from registration provided by Rule 144 under
   --
          the Securities Act; or

(5)       pursuant to an effective registration statement under the Securities
   --
          Act; or

(6)       pursuant to another available exemption from the registration
   --
          requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the
                           --------
Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied.


Date:                               Signed:
     ---------------                         -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature Guarantee:
                    --------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:                               Signed:
     ---------------                       -----------------------------------
                                           NOTICE:  To be executed by
                                                    an executive officer/1/

----------
/1/ To be included in Private Exchange Notes only.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.14 [ ]
                                Section 4.15 [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------
Dated:
       -----------------                     -----------------------------------
                                             NOTICE: The signature on this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Note in every particular
                                             without alteration or enlargement
                                             or any change whatsoever and be
                                             guaranteed by the endorser's bank
                                             or broker.


Signature Guarantee:
                    --------------------------

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP")
                                                                       -----
or such other "signature guarantee program" as may be determined by the
                         -----------------
Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT C
                                                                       ---------

                               [FORM OF GUARANTEE]

                                    GUARANTEE

          Each of the undersigned (the "Subsidiary Guarantors"), jointly and
                                        ---------------------
severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and
 --------------------
interest on the 10.75% Senior Subordinated Notes due 2011 (the "Notes") of NextMedia Operating, Inc. (the "Company"), subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture dated as of July 5, 2001, by and among the Company, the Subsidiary Guarantors and the Trustee named therein (the "Indenture") and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

          The Subsidiary Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Subsidiary Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

          The Subsidiary Guarantee shall not be valid or obligatory for any purpose until this certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                    [GUARANTORS]


                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                             C-2